Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-254083) pertaining to the IDEX Biometrics ASA 2020 Subscription Rights Incentive Plan and the IDEX Biometrics ASA 2020 Employee Share Purchase Plan, of IDEX Biometrics ASA,

(2) Registration Statement (Form S-8 No. 333-259210) pertaining to the IDEX Biometrics ASA 2021 Subscription Rights Incentive Plan and the IDEX Biometrics ASA 2021 Employee Share Purchase Plan, of IDEX Biometrics ASA,

(3) Registration Statement (Form S-8 No. 333-265481) pertaining to the IDEX Biometrics ASA 2022 Subscription Rights Incentive Plan and the IDEX Biometrics ASA 2022 Employee Share Purchase Plan, of IDEX Biometrics ASA, and

(4) Registration Statement (Form F-3 No. 333-250186) of IDEX Biometrics ASA;

of our report dated April 26, 2023, with respect to the consolidated financial statements of IDEX Biometrics ASA included in this Annual Report (Form 20-F) of IDEX Biometrics ASA for the year ended December 31, 2022.

/s/ Ernst & Young AS

Bergen, Norway

April 26, 2023